                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2001, except for Notes 1 and 2, as to which the date is January 22, 2002, relating to the consolidated financial statements, which appears in The Colonial BancGroup, Inc.'s Current Report on Form 8-K filed on January 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                      /s/ PricewaterhouseCoopers LLP

Montgomery, Alabama

February 25, 2002